                                                                 EXHIBIT NO. 11
                                                                 --------------

                                 COMPUTATION   OF   EARNINGS   PER
                                 ---------------------------------
                                            COMMON   SHARE
                                            --------------

    Primary earnings per share is computed by dividing net income, less dividends on preferred stock, by the weighted average common shares and average dilutive common share equivalents outstanding.

                                                           Three Months Ended           Six Months Ended
                                                                 June 30,                   June 30,
                                                       -------------------------     -------------------------
                                                          1996           1995           1996           1995
                                                       ----------     ----------     ----------     ----------
                                                             (dollars in thousands, except per share data)
Primary:

Average common shares outstanding                       4,511,414      4,384,858      4,510,723      4,383,644
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price              42,035         15,032         36,980         14,134
                                                       ----------     ----------     ----------     ----------
                                                        4,553,449      4,399,890      4,547,703      4,397,778
                                                       ==========     ==========     ==========     ==========

Net income                                             $    3,534     $    2,622     $    6,797     $    5,065
Less:  Dividends on preferred stock                           (58)           (58)          (116)          (116)
                                                       ----------     ----------     ----------     ----------
                                                       $    3,476     $    2,564     $    6,681     $    4,949
                                                       ==========     ==========     ==========     ==========
Primary earnings per common share                      $      .76     $      .59     $     1.47     $     1.13
                                                       ==========     ==========     ==========     ==========

     Fully diluted earnings per share gives effect to the increase in the weighted average shares outstanding which would have resulted from conversion of the outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                           Three Months Ended           Six Months Ended
                                                                 June 30,                   June 30,
                                                       -------------------------     -------------------------
                                                          1996           1995           1996           1995
                                                       ----------     ----------     ----------     ----------
                                                             (dollars in thousands, except per share data)
Fully diluted:

Average common shares outstanding                       4,511,414      4,384,858      4,510,723      4,383,644
Average common stock equivalents of warrants and
     options outstanding-based on the
     treasury stock method using market price              42,035         15,032         36,980         14,134
Convertible debenture common stock equivalents            237,600        356,400        237,600        356,400
                                                       ----------     ----------     ----------     ----------
                                                        4,791,049      4,756,290      4,785,303      4,754,178
                                                       ==========     ==========     ==========     ==========

Net income                                             $    3,534     $    2,622     $    6,797     $    5,065
Less:  Dividends on preferred stock                           (58)           (58)          (116)          (116)
Plus:  Convertible debenture interest,
           net of federal income tax effect                    35             44             70             89
                                                       ----------     ----------     ----------     ----------
                                                       $    3,511     $    2,608     $    6,751     $    5,038
                                                       ==========     ==========     ==========     ==========
Fully diluted earnings per common share                $      .73     $      .55     $     1.41     $     1.06
                                                       ==========     ==========     ==========     ==========